Earnings Call Presentation 3rd Quarter 2021 October 26, 2021 Exhibit 99.2

Safe Harbor Statement Our disclosures in this presentation, including without limitation, those relating to future financial results market conditions and guidance, the impacts of COVID-19 on our business, and in our other public documents and comments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that may affect our ability to achieve the projected performance is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Form 10-K and 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law. In addition, we will be referring to non-GAAP financial measures within the meaning of SEC Regulation G. A reconciliation of the differences between these measures with the most directly comparable financial measures calculated in accordance with GAAP are included within this presentation and available on the Investor Relations page of our website at www.armstrongceilings.com. The guidance in this presentation is only effective as of the date given, October 26, 2021 and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance.

Basis of Presentation Explanation When reporting our financial results within this presentation, we make several adjustments. Management uses these non-GAAP measures in managing the business and believes the adjustments provide meaningful comparisons of operating performance between periods. As reported results will be footnoted throughout the presentation on a continuing operations basis (excludes corporate unallocated). All figures throughout the presentation are in $ millions, except per share data, and all comparisons are versus prior year unless otherwise noted. Figures may not sum due to rounding. Results throughout this presentation are presented on a normalized basis. We remove the impact of certain discrete expenses and income in certain measures including adjusted net sales, adjusted EBITDA, adjusted earnings per share (EPS) and adjusted free cash flow. The Company excludes certain acquisition related expenses (i.e. – changes in the fair value of contingent consideration, deferred compensation accruals(1), impact of adjustments related to the fair value of inventory and deferred revenue) for recent acquisitions. The Company excludes all acquisition-related amortization from adjusted earnings from continuing operations and in calculations of adjusted diluted earnings per share. Examples of other excluded items include plant closures, restructuring actions and related costs, impairments, separation costs, environmental site expenses and related insurance recoveries, endowment level charitable contributions, and other large unusual items. We also adjust for our U.S. pension plan (credit) expense(2). Our tax rate may be adjusted for certain discrete items which are identified in the footnotes. Investors should not consider non-GAAP measures as a substitute for GAAP measures. Non-GAAP figures are rounded to the nearest million and corresponding percentages are rounded to the nearest percent based on unrounded figures. The deferred compensation accruals are for cash and stock awards that will be recorded over the vesting period, as such payments are subject to the sellers’ and employees’ continued employment with the Company. U.S. pension (credit) expense represents the actuarial net periodic benefit cost expected to be recorded as a component of earnings from continuing operations. For all periods presented, we were not required to and did not make cash contributions to our U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation.

+15% +31% Third-Quarter 2021 Highlights Q3 performance supports maintaining midpoints of guidance Adjusted Net Sales* Adjusted EBITDA* +8% Market conditions continue to improve driving strong sales growth versus prior year Record-level Mineral Fiber (MF) Average Unit Value (AUV) growth, up 14% on both like-for-like price and mix improvements…price over inflation Growth initiatives continue to gain traction…Healthy Spaces, digital and acquisitions Strong service performance despite supply chain challenges throughout the industry…MF sales per shipping day improved sequentially *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. $246 $292

Third Quarter 2021 Consolidated Company Key Metrics As defined by the terms of our credit agreement. Excludes change in depreciation Excludes change in amortization $9 $92 $99 *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.

Mineral Fiber Third Quarter 2021 Results Price over inflation & sales per shipping day improvement continues Key Highlights AUV up 14% vs. Q3 2020 on positive like-for-like pricing and channel mix improvements Sequential improvement in sales per shipping day AUV fall-through at historical rate Strong performance from WAVE joint venture *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.

Architectural Specialties Third Quarter 2021 Results Organic* growth and 2020 Acquisitions offset project pushouts Key Highlights *AS organic excludes 2020 Acquisitions of Turf, Moz, Arktura. **Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. 2020 Acquisitions added $16 in sales and $2 in EBITDA versus prior year Improved sales and pricing actions drove organic* sales growth of 6% Adjusted EBITDA** margin expanded 350 bps sequentially…third consecutive quarter of expansion Project delays continue to pressure segment due to longer lead times and inflationary backdrop

Consolidated Company Key Metrics – Q3 YTD 2021 Excludes change in depreciation Excludes change in amortization ($14) ($11) $35 $43 *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.

Adjusted Free Cash Flow* Bridge – Q3 YTD 2021 vs. PY ($15) Planned increase in CapEx vs prior year offsets YTD cash favorability $15 $1 ($7) (1) Includes cash earnings, working capital, and other current assets and liabilities $145 $7 *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.

2021 Guidance – October Update [(1)]

10

Updated from prior guide

	2020 Actual	Prior Guidance	Current Guidance	
Revenue	$937	$1,085 – $1,105 *16% – 18% YoY*	$1,095 – $1,105 *17% – 18% YoY*	▪ MF AUV 9%-11%, positive like-for-like pricing & mix ▪ Growth initiatives, kanopi and Healthy Spaces drive MF volume up 1% - 2% ▪ 2020 acquisitions benefit AS ~30% ▪ AS organic growth of mid-to-high single digits
Adjusted EBITDA*	$330	$370 – $380 *12% – 15% YoY*	$372 – $378 *13% – 15% YoY*	▪ AUV and volume gains fall through ▪ Manufacturing productivity and improved earnings from WAVE drive MF margin improvement ▪ Includes benefit of 2020 acquisitions ▪ Investment in growth initiatives continues in 2021
Adjusted EPS*	$3.74	$4.20 – $4.40 *12% – 18% YoY*	$4.25 – $4.35 *14% – 16% YoY*	▪ $23M of interest expense ▪ 25% book tax rate ▪ ~$63M depreciation; ~$35M amortization, of which $21M is excluded related to acquisition amortization ▪ 48 million average diluted shares outstanding
Adjusted Free Cash Flow*	$212	$195 – $210 *(8%) – (1%) YoY* *19% FCF Margin*	$198 – $208 *(7%) – (2%) YoY* *19% FCF Margin*	▪ $80-$85M of Cap Ex ▪ $23M of cash interest expense ▪ Cash tax rate 23% - 25% ▪ Higher Working Capital due to increased sales

**Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Adjusted EPS excludes $0.11 in relation to acquisition-related amortization in 2020.*

[(1)]Assumes no significant pandemic-related shutdowns or project delays due to supply chain disruptions.

Armstrong
WORLD INDUSTRIES

Clear Strategy Driving Value Creation Consistent strategic priorities enabling shareholder value creation Strategic Overview Healthy Spaces to drive renovation “renaissance” Product innovation to meet new customer needs and improve product mix kanopi e-commerce platform for new demand Continued integration of acquisitions Robust pipeline of additional opportunities Leverage new design capabilities across platform Mineral Fiber volume growth of 0% to 2% and AUV growth of 3% to 6% 10-3-1 path from optimization to disruption Digital platforms to reduce friction with customers Focus on productivity and scalability Consistent capex Invest for growth and productivity Return to shareholders via dividends and buybacks >15% Architectural Specialties top-line growth with margin expansion Declining net debt and adjusted FCF ~20% of sales Critical enabler for sales, productivity and efficiency improvements Value Creation Model* *Current management estimates; reflects medium-to-long term annual growth targets; Adjusted EPS Growth excludes acquisition-related amortization.

Appendix

Adjusted EBITDA Reconciliation RIP expense represents only the plan service cost that is recorded within Operating Income. For all periods presented, we were not required to and did not make cash contributions to our RIP. Represents the impact of acquisition-related adjustments for the fair value of acquired inventory and deferred revenue, changes in fair value of contingent consideration and deferred compensation accruals.

Adjusted Diluted Earnings Per Share Reconciliation (1) RIP expense represents the entire actuarial net periodic pension expense (credit) recorded as a component of earnings from continuing operations. For all periods presented, we were not required to and did not make cash contributions to our RIP. (2) Represents the impact of acquisition-related adjustments for the fair value of acquired inventory and deferred revenue, changes in fair value of contingent consideration and deferred compensation accruals. (3) Represents the intangible amortization related to acquired entities, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles. (4) Adjusted income tax expense is calculated using the adjusted tax rate multiplied by the adjusted earnings from continuing operations before income taxes. (5) Dilutive shares are as-reported. 2020 dilutive shares outstanding for the nine months ended September 30, 2020 include anti-dilutive common stock equivalents which are excluded from U.S. GAAP Accounting. (6) The tax rate for the three and nine months ended September, 2020 excludes the first quarter pension annuitization and the gain on the sale of our idled China facility.

Adjusted Free Cash(1) Flow Reconciliation Adjusted free cash flow is defined as cash from operations and dividends received from the WAVE joint venture, less expenditures for property and equipment, and is adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures, legacy environmental matters and litigation. The Company believes adjusted free cash flow is useful because it provides insight into the amount of cash that the Company has available for discretionary uses, after expenditures for capital commitments and adjustments for acquisitions and divestitures. Free cash flow includes discontinued international operations.

Segment Reported Operating Income (Loss) to Adjusted EBITDA RIP expense represents only the plan service cost related to the RIP that is recorded within Operating Income. For all periods presented, we were not required to and did not make cash contributions to our RIP. Represents the impact of acquisition-related adjustments for the fair value of acquired inventory and deferred revenue, changes in fair value of contingent consideration and deferred compensation accruals.

Adjusted Net Sales Reconciliation Represents the impact of acquisition-related deferred revenue adjustments to fair value.

2021 Adjusted EBITDA Guidance Reconciliation RIP credit represents the actuarial net periodic benefit expected to be recorded as a component of other non-operating income. We do not expect to be and do not plan to make cash contributions to our U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation. RIP expense represents only the service cost related to the U.S. pension plan that is recorded within Operating Income. For all periods presented, we were not required to and did not make cash contributions to our U.S. Retirement Income Plan.

2021 Adjusted EPS Guidance Reconciliation Adjusted EPS guidance for 2021 is calculated based on an adjusted effective tax rate of 25% and based on ~48 million of diluted shares outstanding. RIP credit represents the actuarial net periodic benefit expected to be recorded as a component of other non-operating income. We do not expect to be required to make, nor do we plan to make cash contributions to our U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation. RIP expense represents only the service cost related to the U.S. pension plan and is recorded as a component of operating income. We do not expect to be required to make, nor do we plan to make cash contributions to our U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation. Represents the intangible amortization related to acquired entities, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles. Adjusted income tax expense is based adjusted earnings before income tax.

2021 Adjusted Free Cash Flow Guidance Reconciliation